LEASE

This LEASE (this “Lease”) is made and entered into this ______ day of July, 2014, by and between and NUMEN, LLC, a California limited liability company (“Lessor”) and APOLLO MEDICAL MANAGEMENT, INC., a Delaware corporation (“Lessee”).

Data Sheet

This Data Sheet sets forth pertinent information regarding this Lease. The legal significance of the terms set forth in this Data Sheet is governed by references to such terms in the Lease Agreement below, which together with this Data Sheet comprises the Lease.

1.                  Premises. The Premises are as described in Section 1 of the Lease Agreement, contain and have an address of 506 W. Valley Blvd., San Gabriel, Los Angeles County, California.

2.                  Term. The term of this Lease (the “Term”) shall commence on July ______, 2014 (the “Commencement Date”) and shall expire at midnight on July _____, 2024 (the “Expiration Date”). Notwithstanding anything to the contrary above, Lessor and Lessee agree that if Dr. Stanley K. Lau’s employment agreement terminates with Southern California Heart Centers (“SCHC”) for cause by SCHC, or without cause by Dr. Lau, or otherwise expires, within the first five years of the Term, the Expiration Date of this Lease shall instead be July _____, 2021.

3.                  Options to Renew. Lessee shall have no options to renew the term of this Lease.

4.                  Rental. The rent to be paid to Lessor by Lessee (the “Basic Rent”) beginning on the Commencement Date shall be $32,872.50 per month (which is $3.75 per rentable square foot). The Basic Rent shall be adjusted with either an increase or decrease, on the first day of August of each year (beginning on August 1, 2015 during the Term), based upon the percentage change in the Consumer Price Index for the Los Angeles/Orange/Riverside regions (“CPI”) since the Commencement Date or the last adjustment, as applicable. Basic Rent shall be payable monthly in advance on or before the first day of each calendar month during the Term of this Lease, and shall be prorated for any partial month.

5.                  Security Deposit. Two (2) months Basic Rent (i.e., $65,745.00)

6.                  Addresses for Notices and Rent Payments.

Lessor’s Address:

Numen, LLC
1035 Olive Lane
La Canada, CA 91011
Attn: Stanley K. Lau
Fax: 818-952-4128
Email: sklau1688@gmail.com

Lessee’s Address:

Apollo Medical Management, Inc.
700 North Brand Boulevard, Suite 220
Glendale, CA 91203

Attn: Warren Hosseinion

Fax: (818) 844-3888
Email: warrenhoss@apollomed.net

Lease Agreement

In consideration of the rental payments provided for herein, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Lessor and Lessee, the parties covenant and agree as follows:

1.                  Demise. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the Term and upon the conditions hereinafter provided, the first and second floors of the Building (as hereinafter defined) (the “Premises”), which Premises consist of 8766 rentable square feet of floor area.

The “Building” shall mean that certain office building located at located at 506 W. Valley Blvd., San Gabriel, Los Angeles County, California, together with any related land, improvements, driveways, parking areas, sidewalks and landscaping, and common areas (such related areas, “Common Areas”). Lessee shall have the right to the use, in common with all other tenants in the Building, all of the Common Areas in the Building. Lessee’s use of the Common Areas is subject to reasonable rules and regulation imposed equally by Lessor from time to time as to all Building tenants, and to Lessor’s right to make necessary or appropriate physical changes from time to time in the Common Areas, provided that Lessor shall give Lessee at least thirty (30) days prior written notice of any new or changed rule or regulation imposed upon the use of the Common Areas, or of any such physical changes, and such rights reserved to Lessor shall be exercised in a manner that minimizes interference with Lessee’s use and occupancy of the Premises and use and enjoyment of the Common Areas. Except for changes, if any, required by law from time to time, no changes in the Common Areas shall materially adversely affect Lessee’s parking rights or Lessee’s access to or use and enjoyment of the Premises.

2.                  Use and Quiet Enjoyment of Premises.

2.1.            Use of Demised Premises. Lessee may use the Premises for a medical practice and an imaging center, together with any ancillary uses related thereto. Lessor shall use commercially reasonable best efforts to maintain the current zoning, permits, licensing and other governmental approvals applicable to the Premises (including, without limitation, any approvals relating to any non-conforming use or other “grandfathered” use or condition), and shall oppose any adverse change to the foregoing.

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2.2.            Quiet Enjoyment. Lessee shall peaceably and quietly hold, enjoy, and have access to the Premises for the Term without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor, subject, nevertheless, to the terms and conditions of this Lease.

2.3.            Assurances. Lessor hereby represents and warrants as follows: (a) Lessor has good fee simple title to the Building, including the Premises, and full right and lawful authority to lease the Premises to Lessee; (b) no joinder or approval of another person is required with respect to Lessor’s right and authority to enter into this Lease; (c) any approvals required by a lender or mortgagee have been obtained; (d) there are no leases of or possessory rights to the Premises except Lessee’s tenancy and occupancy under this Lease; (e) there are no easements, licenses, covenants, restrictions, liens, other encumbrances or other agreements affecting Lessee’s right to use, possess and access the Premises under this Lease; and (f) there is no claim, suit, litigation, proceeding or action pending or threatened against Lessor or any other party that relates to the Building, the Premises or the use or ownership thereof.

3.                  Term.

3.1.            Term. The Term of the Lease shall be as set forth in Item 2 of the Data Sheet and shall commence upon the Commencement Date set forth in Item 2 of the Data Sheet. On or before the Commencement Date, Lessor shall deliver the Premises to Lessee free and clear of all tenancies and occupancies.

3.2.            Surrender. At the expiration of the tenancy and occupancy under this Lease, Lessee shall surrender the Premises in good repair and condition, broom-clean, subject to permitted installations and alterations, subject to reasonable wear and tear and excepting loss or damage by casualty and condemnation and all equipment and machinery shall be removed at Lessee’s expense.

3.3.            Hold Over. Any holding over after the expiration of the Term shall be construed to be a tenancy from month to month, at one hundred and fifty percent (150%) of the Basic Rent immediately prior to the expiration of the Term (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified.

4.                  Rental and Payment. Monthly installments of Basic Rent shall be in the amounts set forth in Item 3 of the Data Sheet and shall be payable at the time and in the manner set forth therein. All rental payments shall be made to Lessor at the address set forth in Item 5 of the Data Sheet. Basic Rent for any partial month shall be adjusted on a per diem basis. In the event the Lessee fails to pay any monthly installment of rent within ten (10) days of the due date of such installment, Lessee shall pay in addition to such rent due a late charge of $150.00. Furthermore, Lessee shall pay interest at a rate of 1.0% per month on all delinquent unpaid rent after 30 days of the day the monthly installment was due. Such interest shall be calculated from the due date of the installment until the date received by Lessor.

5.                  Taxes. Lessor shall be solely responsible for and shall pay to the appropriate taxing authorities, as and when the same shall become due, all general ad valorem real estate and personal property taxes and assessments (special or general) and other property levies, assessments, fees or charges assessed and payable on or against the Building, including the Premises or any part thereof, for the time period from and after the Commencement Date and continuing through the Expiration Date.

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6.                  Improvements.

6.1.            At any time and from time to time during the Term, Lessee may make improvements to the Premises that, in the aggregate, do not exceed One Hundred Thousand Dollars ($100,000), as long as Lessee complies with all applicable laws, codes and ordinances. Without limiting the generality of the foregoing, Lessor hereby expressly consents to Lessee’s installation of certain cosmetic improvements to the Premises, such as re-carpeting and re-painting. Any improvements to the Premises that exceed One Hundred Thousand Dollars ($100,000) in the aggregate shall not be permitted unless Lessee has obtained Lessor’s prior written consent, which shall not be unreasonably withheld or delayed.

6.2.            Lessee shall have the right to install signage on the interior and exterior of the Premises subject to (i) Lessor’s prior written consent, which shall not be unreasonably withheld or delayed and (ii) such signage complying with the requirements of any law or ordinance or with the rules, regulations or directions of any governmental authority as the case may be.

6.3.            Any and all equipment, and machinery that Lessee may place upon the Premises during its occupancy shall be, and shall remain at all times, severable and removable property of Lessee, whether affixed to the real estate or not and may be removed by Lessee at any time during the Term or any hold over of the Term.

7.                  Condition of Building and Premises/Environmental Liabilities.

7.1.            Lessee’s agreement to lease the Premises from Lessor under this Lease does not include acceptance of any liability (i) for Hazardous Substances located on, at or under the Premises or any portion of the Building, or which have migrated from the Premises or any portion of the Building to other properties, prior to the Commencement Date; nor (ii) for acts or omissions of Lessor, any prior lessees or occupants of the Premises or any portion of the Building or any third parties not under the control of Lessee. Lessor agrees to release, indemnify, defend and hold Lessee and its affiliates, including their respective shareholders, directors, officers, partners, employees, successors, assigns, representatives and agents harmless from and against, any loss, cost, liability, claim, expense, penalty or fine, including reasonable attorneys’ fees, without regard to whether litigation is commenced, suffered or incurred, directly or indirectly, to the extent caused by (A) any violation by Lessor of or liability under any Environmental Law, including, without limitation, any such liability caused by Lessor’s actions at the Premises or any portion of the Building, (B) the Lessor’s action or failure to act that results in contamination, release or threatened release of any Hazardous Substance on, under or from the Premises or any portion of the Building, (C) the presence on the Premises or any portion of the Building, including, without limitation, the soil, sub soil and groundwater, of Hazardous Substances, caused by Lessor, (D) Lessor’s storage, handling or disposal of Hazardous Substances on or from the Premises or any portion of the Building. As used herein, the term (i) “Environmental Laws” means all applicable laws, statutes, enactments, orders, regulations, rules and ordinances (as they may be amended) of any government pertaining to the environment or to the control, handling, treatment and disposal of Hazardous Substances, including, but not limited to, the Clean Air Act; the federal Water Pollution Control Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Emergency Planning and Community Right to Know Act; the Occupational Safety and Health Act; the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Act, the Porter-Cologne Water Quality Control Act, the Hazardous Waste Disposal Land Use Law, the Safe Drinking Water and Toxic Enforcement Act of 1986, the Hazardous Substances Underground Storage Tank Law and Cal. Health & Safety Code § 25359.7; and any regulations under those statutes; and (ii) “Hazardous Substances” means any hazardous, toxic, radioactive or infectious substance, pollutant, material or waste as defined, listed or regulated under any Environmental Law.

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7.2.            From and after the Commencement Date, Lessee covenants and agrees that Lessee shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises or any portion of the Building in violation of any Environmental Laws; provided, however, that Lessee shall be permitted to use Hazardous Substances that are required in the ordinary course of Lessee’s business conducted on the Premises so long as such use is in compliance with Environmental Laws or are otherwise approved in writing by Lessor. Lessee agrees to release, indemnify, defend and hold Lessor and its affiliates, including their respective shareholders, directors, officers, partners, employees, successors, assigns, representatives and agents harmless from and against, any loss, cost, liability, claim, expense, penalty or fine, including reasonable attorneys’ fees, without regard to whether litigation is commenced, suffered or incurred, directly or indirectly, to the extent caused by (A) any violation by Lessee of or liability under any Environmental Law, including, without limitation, any such liability caused by Lessee’s actions at the Premises or any portion of the Building, on or after the Commencement Date, (B) the Lessee’s action or failure to act on or after the Commencement Date that results in contamination, release or threatened release of any Hazardous Substance on, under or from the Premises or any portion of the Building, (C) the presence on the Premises, including, without limitation, the soil, sub soil and groundwater, of Hazardous Substances, directly caused by Lessee on or after the Commencement Date, (D) Lessee’s storage, handling or disposal of Hazardous Substances on or from the Premises or any portion of the Building on or after the Commencement Date.

7.3.            Each party shall promptly notify the other in writing of (i) the discovery of any Hazardous Substances in, on or affecting the Premises or any portion of the Building in violation of any Environmental Law; (ii) any enforcement, cleanup, remediation, removal or other governmental or regulatory action, investigation, or any other proceeding instituted, completed or threatened in connection with any Hazardous Substances in, on, under or affecting the Premises or any portion of the Building; or (iii) any suit, cause of action, or any other claim made or threatened by any third party against Lessor, Lessee or the Premises or any portion of the Building relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances. Following such notice, the party hereunder who is responsible, shall, at its sole cost, conduct and complete all investigations, studies, sampling, testing, and all remedial actions necessary to clean up, remediate and remove all Hazardous Substances in accordance with all applicable Environmental Laws.

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7.4.            The provisions of this Section 7 shall survive the expiration or earlier termination of this Lease.

8.                  Maintenance and Repair; Cleaning.

8.1.            Lessee Obligations. Lessee shall be responsible for routine repair and maintenance obligations at the Premises. Lessee will be responsible for the following: (i) Lessee shall maintain the Premises in a good, neat and clean condition, including but not limited to all doors, door frames, windows and tenant improvements, and shall advise Lessor to replace all burned out light bulbs and fluorescent tubes as needed. Lessee shall comply with all Federal, State, and local laws and regulations, ordinances, or mandates from any health officer, fire marshal or building inspector and in conformity with generally accepted health and safety standards (collectively, “Legal Requirements”) regarding its use of the Premises. Lessee shall permit no waste, damage, or injury to the Premises and shall, at its own cost and expense, replace any plate or window glass which may become broken in the Premises. (ii) Lessee shall keep the Premises free and clean from rubbish and trash at all times; shall provide routine cleaning and maintenance for the Premises; and shall store all trash and garbage within the Premises, or in receptacles specified by the Lessor. (iii) except as otherwise specifically provided in Section 7.1 hereof (pertaining to Lessor’s environmental obligations), Lessee shall, in all matters, act in compliance and conformity with all Legal Requirements. Any and all hazardous and medical wastes materials and other materials and matter commonly used in the health care industry and used by Lessee at the Premises from and after the Commencement Date shall be generated, dealt with, handled, stored, and disposed of by Lessee at Lessee’s sole cost and expense in conformity with Legal Requirements, and shall not be disposed of in any respect in any area of the property. (iv) Keeping in mind the radioactive materials used in nuclear medicine imaging performed on the Premises, from and after the Commencement Date, all areas of the Premises frequented by patients should be cleaned by Lessee regularly to remove contaminants and other infectious waste; provided, however, that Lessor shall be responsible for removing any contaminants or other infectious waste present in or around the Premises prior to the Commencement Date. Except as otherwise provided in Section 8.3 below, Lessee agrees to indemnify, defend, and hold harmless Lessor, and any of its officers, directors, employees, agents, licensees, or invitees from and against any and all claims, demands, liabilities, suits, actions, judgments, losses, costs, damages, and any expenses, including, without limitation, attorney fees, arising or resulting from, or suffered, sustained or incurred by said parties with respect to violation of any Legal Requirements. Further, Lessee and Lessor may agree that Lessor provide the applicable cleaning service in order for Lessee to meet the terms above. In such event, Lessee shall pay Lessor an amount equal to Two Thousand Dollars ($2,000) per month (or such applicable prorated amount, if less than one month), and Lessor and Lessee agree that either party may cancel such service at any time with thirty (30) days’ prior written notice to the other.

8.2.            Lessor Obligations. Lessor shall maintain all other portions of the Building, including, without limitation, the structural elements, roof, foundation and common areas, in good order and repair throughout the Term. All equipment, excluding Lessee’s trade equipment, including but not limited to heating, air conditioning, electric, water and plumbing equipment and facilities in the Premises, whether installed by Lessor or Lessee, shall be maintained and kept in proper working condition by Lessor. Lessor will provide such maintenance and repairs with reasonable promptness and Lessee is prohibited from performing any maintenance or repairs to any of the aforesaid equipment and from hiring any contractors or persons to repair the same without the prior written approval of Lessor except in the case of emergency.

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8.3.            Compliance with Laws; Indemnities.

(a)                Lessor represents and warrants that, as of the Commencement Date, no written notice has been received by Lessor of non-compliance with any Legal Requirements in connection with the Premises. In the event that Lessor receives notice that the Premises is/was not in compliance with applicable Legal Requirements as of the Commencement Date, Lessor shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements without cost or expense to Lessee. Furthermore, in the event Lessor receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the Commencement Date and such non-compliance is not related to Lessee’s specific use of the Premises or any alterations to the Premises performed by Lessee, Lessor shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements without cost or expense to Lessee. Lessor hereby releases and agrees to defend, indemnify and hold harmless Lessee from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys’ fees and expenses) in connection with loss of life, personal injury and/or damage to property occasioned by Lessor’s breach of its obligations under this Section 8.3(a).

(b)               Lessee shall, at its expense, make any alterations or modifications, within the Premises, that are required by Legal Requirements related to Lessee's use or occupation of the Premises or that result as a direct result of Lessee’s failure to act in conformity and compliance with all Legal Requirements during the Lease Term. Lessee hereby releases and agrees to defend, indemnify and hold harmless Lessor from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys’ fees and expenses) in connection with loss of life, personal injury and/or damage to property occasioned by Lessee’s breach of its obligations under this Section 8.3(b).

9.                  Building Services; Utilities.

9.1.            Lessee shall bear the costs of and pay for electric service supplied to the Premises but not to any other portion of the Building. In the event the Premises are not separately metered for electricity, the parties agree to install separate meters in order to track the electricity uses by Lessee at the Premises and shall share the cost of such meter installation equally. If submetering of electricity in the Building will not be permitted under laws or regulations, the Basic Rent will then be equitably and periodically adjusted to include an additional payment to Lessor reflecting the cost to Lessor for furnishing electricity to Lessee in the Premises.

9.2.            Lessor shall be responsible for, and pay for all other building services and utilities applicable to the Premises, including, without limitation (i) gas, (ii) water, (iii) gardening and landscaping, (iv) building security and/or office alarm system, (v) elevator maintenance, and (vi) heating, venting and air conditioning (excluding cost of electricity used on the Premises).

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10.              Insurance.

10.1.        Lessee Insurance. Lessee shall, at its expense, maintain in full force commercial general liability insurance, insuring against liability for injury to or death of persons and loss of or damage to property arising out of Lessee’s use and occupancy of the Premises. The limitation of liability of such insurance shall not be less than $1,000,000 in respect of injury or death and not less than $100,000 in respect of property damage. Lessee shall also, at its expense, maintain a policy or policies of “all risk” or special form fire and property damage insurance covering the full replacement cost of all property and improvements located on the Premises owned or installed by Lessee and the proceeds from such policy shall be payable to Lessee and used by Lessee for the replacement of such personal property or the restoration of the improvements.

10.2.        Lessor Insurance. Lessor shall during the Term, at its expense, maintain in full force commercial general liability insurance, insuring against liability for injury to or death of persons and loss of or damage to property arising out of any negligent or willful act or omission of Lessor, its agents, contractors, employees or invitees. The limitation of liability of such insurance shall not be less than $1,000,000 in respect of injury or death and not less than $100,000 in respect of property damage.

10.3.        Waiver of Subrogation. Any policy or policies of fire, extended coverage, all-risk or similar casualty insurance, which either party obtains in connection with the Building or Premises, or Lessee’s personal property therein, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Lessor and Lessee waive any rights of recovery against the other for damage or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the damage or loss covered thereby. Notwithstanding anything to the contrary contained in this Section 10.3 or elsewhere in this Lease, neither party shall be deemed to have released or waived any claim against the other for damages to property within the deductible amount of such party’s insurance policy, which deductible amount shall not exceed Five Thousand Dollars ($5,000), whether or not at any time the actual deductible is greater than that amount.

10.4.        Insurance Certificates. Lessee shall furnish to Lessor a certificate of insurance issued by the insurance carrier of each policy of insurance which is required to be carried by Lessee pursuant hereto. Said certificate(s) shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds or to which any such certificate has been issued.

11.              Mutual Indemnification. Lessor hereby releases and agrees to defend, indemnify and hold harmless Lessee from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys’ fees and expenses) in connection with loss of life, personal injury and/or damage to property occasioned by any grossly negligent or willful act or omission of Lessor, its agents, contractors, employees or invitees, except to the extent caused by the contributory negligence or willful misconduct of Lessee or its agents, contractors, employees or invitees. Lessee hereby releases and agrees to defend, indemnify and hold harmless Lessor from and against any and all claims, actions, damages, liability and expense (including reasonable attorneys’ fees and expenses) in connection with loss of life, personal injury and/or damage to property occasioned by any grossly negligent or willful act or omission of Lessee, its agents, contractors, employees, or invitees, except to the extent caused by the contributory negligence or willful misconduct of Lessor or its agents, contractors, employees or invitees. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease.

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12.              Default by Lessee.

12.1.        Lessee shall be in “Default” under this Lease:

(a)                If Lessee shall fail to pay any installment of Basic Rent at the time and in the amount as herein provided after fifteen (15) days written notice of such failure; or

(b)               If Lessee shall fail to keep and perform any of the other covenants or agreements herein contained and covenanted and agreed to be kept and performed by it, and in the event any such failure shall continue for a period of more than thirty (30) days after notice in writing to Lessee by Lessor; provided, however that if the cause for giving such notice involves matters reasonably requiring a longer period of time than the period of such notice, Lessee shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice and is diligently prosecuting compliance with said notice, or has taken proper steps or proceedings under the circumstances to prevent the seizure, destruction, alteration, or other interference with the Premises by reason of noncompliance with the requirements of any law or ordinance or with the rules, regulations or directions of any governmental authority as the case may be.

(c)                The making by Lessee of any general assignment or general arrangement for the benefit of creditors; or by the filing by or against Lessee of a petition to have Lessee adjudged bankrupt, or a petition for reorganization or arrangement or any law relating to bankruptcy or the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets at the Premises or such bankruptcy filing or seizure is not discharged within thirty (30) days after appointment of a trustee or receiver as the case shall be.

(d)               Dissolution. Entry of a court decree or order directing the winding up or liquidation of Lessee or of substantially all of its assets, if not reversed or otherwise removed within ninety (90) days; or any action by Lessee toward the dissolution or winding up of its affairs.

(e)                Attachment. Attachment, execution or other judicial seizure of substantially all of Lessee’s assets or this leasehold, if not dismissed or otherwise removed within ninety (90) days.

12.2.        Upon the occurrence of a Default, Lessor may, at its option:

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(a)                require Lessee to reimburse the amount owed to Lessor immediately upon demand;

(b)               without terminating this Lease or Lessee’s obligations hereunder, including but not limited to the Lessee’s obligation to pay rents, and with or without legal process, peaceably re-enter and retake possession of the Premises, and remove Lessee’s property therefrom and store or dispose of such property at the expense of the Lessee, all without liability to Lessor or other persons for any such property so removed at the time of re-entry, except if caused solely by the willful act or gross negligence of Lessor;

(c)                terminate this Lease by written notice to the Lessee, without terminating Lessee’s obligations hereunder, including but not limited to the Lessee’s obligation to pay Basic Rent;

(d)               relet the Premises or any part thereof following repossession of the Premises by Lessor, whether or not this Lease has been terminated, and without duty to so relet, for such term or terms, which extend beyond the Term, at such rental or rentals and upon such other terms and conditions, as Lessor in its sole discretion shall determine, and making such alterations and repairs to the Premises as Lessor may reasonably determine to be necessary in connection therewith, provided that the net amount, if any, realized by Lessor from such reletting shall be credited against the amounts owed by Lessee under this Lease;

(e)                following termination of this Lease, recover from Lessee all rent and other amounts due and unpaid under the terms of this Lease as of the date of termination, together with such other amounts as may be recoverable under applicable law to compensate Lessor for all damages proximately caused by Lessee’s failure to perform its obligations under this Lease;

(f)                exercise or seek any other right or remedy allowed at law or in equity under the statutes or common law of the state in which the Building is located.

(g)               In connection with any of the foregoing, Lessor shall be entitled to recover from Lessee, promptly upon demand, any and all costs and expenses incurred by Lessor, including but not limited to reasonable attorneys’ fees and costs of reletting, following any such Default by Lessee. Lessee also shall be liable for and agrees to pay to Lessor interest at a rate of 1.0% per month, with respect to the following: (1) all Basic Rent under this Lease remaining unpaid for thirty (30) days after the due date, from the due day until paid; (2) all costs and expenses incurred by Lessor following any Default, from the date paid or incurred by Lessor until reimbursed; and (3) all other amounts at any time becoming due and payable hereunder, from the date due and payable until paid.

13.              Default by Lessor. In case Lessor shall default in the performance of any covenant or agreement herein contained and such default shall continue for thirty (30) days after written notice thereof given by Lessee, its agent or attorney, then no rent shall be paid or become payable under this Lease for such time as such default shall continue after the expiration of said 30-day period and Lessee, at its option, (i) may declare the term of this Lease ended, may vacate the Premises and shall be thereby relieved from all further obligations under this Lease, or (ii) may pay any sum necessary to perform any obligation of Lessor hereunder which may be in default and deduct the cost thereof and/or offset such amount against the Basic Rent due hereunder, together with interest at the rate per annum of five percent.

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14.              Remedies Cumulative; No Waiver. Each right and remedy provided to a party under this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by a party of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not constitute a waiver of any other right or remedy provided for in this Lease or now or hereafter existing at law in equity or by statute or otherwise. No failure by a party to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment by a party during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Lease nor shall it be considered a waiver by such party of any other covenant, condition or promise hereunder. The waiver by any party of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

15.              Subordination, Attornment and Estoppel Letter.

15.1.        Subordination and Attornment. This Lease and Lessee’s interest hereunder is and shall be subject and subordinate to the lien of any mortgage, ground lease, installment sale agreement or other instrument of security now existing or hereafter placed upon any or all of Lessor’s interest or estate in the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “Mortgage” and the holder of such Mortgage, its successors and assigns, are referred to as a “Mortgagee”), all automatically and without the necessity of any further action on the part of the Lessee to effectuate such subordination. In case Lessor’s interest or estate in the Premises shall terminate by foreclosure or otherwise, then the Mortgagee shall have all the rights of Lessor under this Lease, following such termination. Lessee, at the request of a Mortgagee or the purchaser in connection with any foreclosure sale or deed in lieu thereof, shall attorn to the Mortgagee or purchaser (as the case may be). Upon request of any Mortgagee, Lessee shall execute and deliver such further instruments evidencing the foregoing subordination and attornment agreements as shall be desired by such Mortgagee; provided, however, that the foregoing subordination and attornment agreements are given upon the understanding, and any such instrument shall contain the Mortgagee’s agreement that, if the Mortgagee or any such purchaser shall so succeed to the interest or estate of Lessor, through foreclosure or otherwise, Lessee shall be allowed to continue in possession of the Premises as provided in this tease so long as Lessee shall not be in default. Notwithstanding the foregoing, any Mortgagee may, at any time and without any consent from Lessor or Lessee, subordinate its Mortgage to this Lease by giving notice of the same in writing to Lessee and Lessor, and thereupon this Lease shall be deemed to be prior to such Mortgage without regard to the respective times of execution, delivery or recordation, and in that event such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed, delivered and recorded prior to the execution, delivery, and recordation of its Mortgage.

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15.2.        Estoppel Letter. Within ten (10) days after request therefor from Lessor, Lessee shall execute and deliver to Lessor a statement in such form as Lessor may reasonably request, or as a prospective purchaser or encumbrancer of the Building or Land may request (a) certifying that this Lease is in full force and effect, without modification (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any, b) acknowledging that there are not any uncured Default on the part of Lessor hereunder, or specifying such Default if they are claimed, and (c) any other reasonable requirements of Lessor or a prospective purchaser or encumbrancer of the Building including current financial statements of Lessee. Any such statements may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building. Lessee’s failure to deliver such statement within such time shall be a binding agreement upon Lessee (a) that this Lease is in full force and effect, without modification, except as may be represented by Lessor, (b) that there are no uncured Default in Lessor’s performance hereunder, (c) that not more than one monthly installment of the basic rental has been paid in advance, (d) that any terms or conditions of Lessor’s lender’s estoppel certificate are satisfied and agreed to by the parties. Without limiting the foregoing, Lessee hereby appoints Lessor as Lessee’s attorney in fact to execute such estoppel certificate upon the failure of Lessee to do so.

16.              Entry and Inspection. Lessee shall permit Lessor and its agents to enter onto and upon the Premises at reasonable times during business hours or in an emergency at any time for the purpose of inspecting the same or performing any obligation under this Lease which Lessor is required to perform, provided such entry shall not unreasonably interfere with Lessee’s business.

17.              Damage and Destruction. In the event that the Premises or any portion of the Building shall be damaged or destroyed by fire, flood, or other casualty and this Lease shall not be terminated as expressly provided below, Lessor shall proceed with reasonable diligence to rebuild and repair the Premises using the insurance proceeds available to it. If (i) the Premises or any portion of the Building shall be destroyed or damaged by casualty to such an extent that, either the Premises or any material portion thereof shall be rendered untenantable or access thereto unusable, and if such damage cannot be repaired within ninety (90) days from the date of the casualty, or (ii) the insurance proceeds available to Lessor are insufficient to restore the Premises or applicable portion of the Building, or (iii) the destruction or damage occur during the final twelve (12) months of the Term, then this Lease may be terminated at Lessee’s option by Lessee by giving written notice to Lessor within thirty (30) days after the occurrence of the casualty. If any part of the Premises shall be damaged and rendered untenantable, a just and proportionate part of the rent payable hereunder shall be abated until such part of the Premises has been restored to a tenantable condition.

18.              Condemnation. If any part of the Premises shall be condemned for public or quasi-public use by right of eminent domain, this Lease, as to the part so taken, shall terminate as of the date title shall vest in the condemnor, and if any part of the Premises is so taken, Lessee shall have the option as of such date to terminate this Lease in its entirety if, in Lessee’s judgment, the taking prevents or materially impairs Lessee from continuing its use of the remaining portion of the Premises for its business purposes. If condemnation of any part of the Premises does not prevent or materially impair Lessee’s continuing use as aforesaid, then the rent payable hereunder shall be equitably reduced to reflect the reduction in utility of the Premises to Lessee’s business.

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19.              Brokers. Lessee and Lessor represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease. Lessor and Lessee each agrees to indemnify the other against and hold the other harmless from all liabilities arising from any breach (including the cost of attorneys’ fees in connection therewith) of this representation and warranty.

20.              Mechanic’s Liens. Lessee shall not suffer or permit any mechanic’s liens or materialman’s liens to be filed against the real property of which the Premises form a part nor against the Lessee’s leasehold interest in the Premises. If Lessor becomes aware of any such lien being filed against the Premises, Lessor shall give Lessee written notice thereof and Lessee shall cause such lien or encumbrance to be discharged within 20 days after notice of the filing or recording thereof; provided, however, Lessee may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Lessee causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Lessor within such 20 day period.

21.              Assignment and Subletting. Lessee shall not assign, transfer or sublet this Lease or all or any part of the Premises, except with the prior written consent of Lessor which will not be unreasonably withheld, conditioned or delayed. An assignment shall be deemed to have taken place, thus requiring the Lessor’s consent, if the Lessee experiences a change in control. In the event Lessor consents to any such transaction, Lessee shall remain fully liable to perform all the obligations of Lessee under this Lease, including but not limited to payment of Basic Rent. Notwithstanding anything to the contrary, Lessee shall be permitted to assign, transfer or sublet this Lease and all or any part of the Premises without the need to obtain Lessor’s consent, in any of the following three circumstances (each a “Permitted Transfer”): (i) to any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Lessee; (ii) to any corporation, limited partnership, limited liability partnership, limited liability company or other business entity into which or with which Lessee, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Lessee’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the tangible net worth of the surviving or created entity is not less than the tangible net worth of Lessee as of the date of this Lease; or (iii) to any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Lessee’s assets, if such entity’s tangible net worth after such acquisition is not less than the tangible net worth of Lessee as of the date of this Lease. As a condition to such Permitted Transfer, Lessee shall first have provided at least ten (10) days’ written notice to Lessor prior to the occurrence of a Permitted Transfer, which notice must be accompanied by the most recent two (2) year financial statements of the surviving, created or acquiring entity (as applicable), and such other information reasonably necessary for Lessor to verify that the tangible net worth of the entity satisfies the criteria herein for a Permitted Transfer.

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22.              Security Deposit. Lessee has deposited with Lessor the Security Deposit as security for return of the Premises in good condition at the end of the Term or on earlier termination and forfeiture as provided in this Lease. The Security Deposit shall be returned to Lessee at the end of the Term, provided Lessee shall not have created a Default (as defined in Section 12).

23.              Notices. Any notice or other communication required or permitted to be delivered to any party under this Lease shall be in writing and shall be deemed properly delivered, given and received: (i) if delivered by hand, when delivered; (ii) if sent on a business day by facsimile transmission before 5:00 p.m. (recipient’s time) on the day sent by facsimile and receipt is confirmed, when transmitted; (iii) if sent by facsimile transmission or by e-mail of a PDF document on a day other than a business day and receipt is confirmed, or if sent by facsimile transmission or by email of a PDF document after 5:00 p.m. (recipient’s time) on the day sent by facsimile or email and receipt is confirmed, on the business day following the date on which receipt is confirmed; (iv) if sent by registered, certified or first class mail, the third (3rd) business day after being sent; and (v) if sent by overnight delivery via a national courier service, two (2) business days after being delivered to such courier, in each case to the address or facsimile telephone number set forth in Item 5 of the Data Sheet (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto).

24.              Interpretation. Whenever the word “Lessor” is used herein, it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of Lessor; the word “Lessee” shall be construed to include the heirs, executors, administrators, successors, assigns, or legal representatives of Lessee. Whenever the terms “include” or “including” are used in this Lease, such terms shall be interpreted and shall read as “include without limitation” or “including without limitation” unless the context expressly requires an interpretation and reading limited to a specific reference or example.

25.              Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, and the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.              Entire Agreement. This Lease and the exhibits attached hereto and forming a part hereof, set forth all the covenants and agreements between Lessor and Lessee concerning the Premises, and there are no covenants or agreements, either oral or written, between Lessor and Lessee other than are herein set forth.

27.              Amendment. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

28.              Attorneys’ Fees. In the event any party hereto finds it necessary to employ legal counsel to bring an action at law or other proceedings against any other party to enforce any of the terms, covenants or conditions hereof, the party prevailing in any such action or other proceeding shall be paid all reasonable attorneys’ fees by the other party, and in the event any judgment is secured by such prevailing party, all such attorneys’ fees shall be included in such judgment in such action or proceedings.

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29.              Counterparts. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Transmission via facsimile or by email or a PDF copy of the signed counterpart of this Lease shall be deemed the equivalent of the delivery of the original.

30.              Governing Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

31.              Termination of Prior Lease Agreement. Lessor and Lessee (on behalf of its affiliate SCHC) hereby terminate that certain Lease Agreement, dated September 1, 2006, by and between Lessor and SCHC (the “Prior Lease”), provided that such termination of the Prior Lease shall be conditioned on the effectiveness and commencement of this Lease. From and after the Commencement Date, this Lease shall supercede the Prior Lease and control and govern the relationship between Lessor and Lessee as to the rental of the Premises.

[Signature Page Follows]

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IN WITNESS WHEREOF, the said parties aforesaid have duly executed the foregoing instrument, or caused the same to be executed, as of the day and year first above written.

LESSOR:	LESSEE:

Numen, LLC,	Apollo Medical Management, Inc.,
a California limited liability company	a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

[Signature page to Lease]